FOURTH AMENDMENT



         THIS FOURTH AMENDMENT (the "Amendment") to the Credit Agreement referred to below is entered into as of the 19th day of June, 1997, by and among TEXFI INDUSTRIES, INC., a corporation organized under the laws of Delaware (the "Borrower"), THE LENDERS SIGNATORY HERETO (collectively, the "Lenders"), and NATIONSBANK, N.A., a national banking association, as Agent (the "Agent").


                              STATEMENT OF PURPOSE

         The Borrower, the Lenders and the Agent are parties to a certain Credit Agreement dated as of March 15, 1996 (as heretofore amended and as further amended or modified hereby, the "Credit Agreement"), pursuant to which the Lenders have agreed to make, and have made, certain Loans to the Borrower. The Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement upon the terms and conditions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:


         I.       AMENDMENTS.

         1. Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

                  (a) By deleting the definition set forth below in its entirety and inserting in lieu thereof the following:

                           "Aggregate Revolving Credit Commitment" means the
                  aggregate amount of the Lenders' Revolving Credit Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to Section 2.5. As of the effective date of the Fourth Amendment to the Credit Agreement, the Aggregate Revolving Credit Commitment shall be
                  Fifty-two Million Dollars ($52,000,000).

                  (b) By deleting the first sentence of the definition set forth below in its entirety and inserting in lieu thereof the following:

                           "Borrowing Base" means the sum of (a) 90% of Eligible
                  Accounts, plus (b) 85% of House Accounts (subject to the applicable House Accounts limit), plus (c) an amount equal to the lesser of (i) 50% of Eligible Inventory, calculated on the basis of the lower of cost or market, with cost calculated on a first-in, first-out basis, or (ii) $12,000,000.

         2. Section 2.2(b) of the Credit Agreement. Section 2.2(b) of the Credit Agreement is


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hereby amended to provide that the minimum amount of each borrowing which is to be a LIBOR Rate Loan shall be in the aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof.

         3. Section 2.3(c) of the Credit Agreement. Section 2.3(c) of the Credit Agreement is hereby amended to provide that partial prepayments shall be in the aggregate amount of $500,000 or a whole multiple of $250,000 in excess thereof with respect to LIBOR Rate Loans except as to prepayments required by the provisions of Section 2.3(b).

         4. Section 3.4(a) of the Credit Agreement. Section 3.4(a) of the Credit Agreement is hereby amended to provide that each optional repayment of the Term Loan shall be in an aggregate principal amount of at least $500,000 or any whole multiple of $250,000 in excess thereof with respect to LIBOR Rate Loans.

         5. Section 4.1(a) of the Credit Agreement. Section 4.1(a) of the Credit Agreement is hereby amended to provide that effective with the date of this Amendment, the LIBOR Rate option shall be available to the Borrower, and the Borrower may, subject to compliance with the provisions of Section 4.1(b), elect to have the LIBOR Rate apply to the Loans as of the effective date of this Amendment.

         6. Section 4.1(c) of the Credit Agreement. Section 4.1(c) of the Credit Agreement is hereby amended by deleting the pricing matrix in its entirety and inserting in lieu thereof the following pricing matrix:

                                               Applicable Margin     Per Annum
Leverage Ratio                              Base Rate +       Fixed Rate +

greater than or equal to
4.75 to 1.0                                   2.00%             3.25%

less than 4.75 to 1.0
but equal to or greater
than 4.0 to 1.0                               1.75%             2.75%

less than 4.0 to 1.0
but equal to or greater
than 3.25 to 1.0                              1.50%             2.50%

less than 3.25 to 1.0                         1.25%             2.25%

         7. Section 4.2 of the Credit Agreement. Section 4.2 of the Credit Agreement is hereby amended to provide that the Borrower shall have the option to convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $500,000 or a whole multiple of $250,000 in excess thereof into one or more LIBOR Rate Loans.

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         8. Section 8.14 of the Credit Agreement. Section 8.14 of the Credit
Agreement is deleted in its entirety.

         9. Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is hereby amended to provide that the Coverage Ratio shall be not less than .80 to 1.0 at the end of the third quarter of Fiscal Year 1997, not less than .90 to 1.0 at the end of the fourth quarter of Fiscal Year 1997 and not less than 1.25 to 1.0 at the end of each quarter thereafter.

         10. Section 9.3 of the Credit Agreement. Section 9.3 of the Credit Agreement is hereby amended to provide that the Leverage Ratio shall not exceed
5.5 to 1.0 at the end of the first quarter of Fiscal Year 1997, 5.82 to 1.0 at the end of the second quarter of Fiscal Year 1997, 6.25 to 1.0 at the end of the third quarter of Fiscal Year 1997, 5.0 to 1.0 at the end of the fourth quarter of Fiscal Year 1997 and 3.5 to 1.0 at the end of each quarter thereafter.

         11. Section 10.4(e)(iv) of the Credit Agreement. Section 10.4(e)(iv) is hereby amended by deleting the reference to $1,000,000 and inserting in lieu thereof "$2,000,000."

         12. Section 10.11 of the Credit Agreement. Section 10.11 of the Credit Agreement is hereby amended by deleting the first phrase of the proviso in its entirety and inserting in lieu thereof the following:

                  ; provided that the Borrower may make the payment of principal under the Borrower's 11-1/4% Convertible Senior Subordinated Debentures due October 1, 1997, provided no Default or Event of Default shall have occurred and is continuing or would result therefrom.



         II.      CONFIRMATION; CONDITIONS TO EFFECTIVENESS.

         1. Representations and Warranties. To induce the Lenders and the Agent to execute this Amendment, the Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct as of the date hereof and that after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement. The Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its obligations under the Credit Agreement or any other Loan Document.

         2. Conditions to Effectiveness. This Amendment shall become effective upon completion of the following conditions to the satisfaction of the Agent:

                  (a) the following documents, in form and substance satisfactory to the Agent:

                           (i)      this Amendment;


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                           (ii) the separate Revolving Credit Notes made by the
                  Borrower payable to the order of each of the Lenders, substantially in the form of Schedule 3 hereto; and

                           (iii) the documents listed on Schedule 2 attached
                  hereto

         shall have been duly authorized, executed and delivered by the Borrower, shall be in full force and effect, and no Default or Event of Default shall exist thereunder;

                  (b) receipt by the Agent of a certificate of the Secretary or an Assistant Secretary of the Borrower, certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the other documents to be executed and delivered by the Borrower, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment, the Revolving Credit Notes and the other documents delivered by the Borrower pursuant hereto;

                  (c) receipt by the Agent of a favorable opinion of counsel to the Borrower addressed to the Agent and the Lenders with respect to the Borrower and such other matters as the Agent shall reasonably request;

                  (d) receipt by the Agent of evidence satisfactory to the Agent that the Liens of the Lenders in the Collateral described in the Security Documents constitute valid and perfected first priority Liens therein and that upon the recording of the documents listed on Schedule 2 attached hereto, the Liens of the Lenders in the Collateral described in the Security Documents will secure the Obligations of the Borrower under the Credit Agreement as amended hereby and any renewals or extensions of any of the Obligations, together with all other Secured Obligations as defined in the Security Documents;

                  (e) receipt by the Agent of a commitment fee in an amount equal to 1/8% of the sum of the Aggregate Revolving Credit Commitment plus the outstanding balance of the Term Loan, such fee to be shared by the Lenders pro rata in accordance with the Commitment Percentage of each Lender; and

                  (f) receipt by the Agent of any other document or instrument reasonably requested by it in connection with the execution of this Amendment.



         III.     GENERAL PROVISIONS.

         1. Additional Fee. The requirement for the payment of the additional fee as provided in Section III. General Provisions, Paragraph 1, of the Third Amendment to the Credit Agreement

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entered into as of January 30, 1997 is hereby deleted.

         2. Limited Amendment. The amendment of Section 9.3 of the Credit Agreement as set forth in Paragraph 10 of this Amendment shall be effective as of November 1, 1996. Except as expressly amended herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (ii) to prejudice any other right or rights which the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         3. Sale of Asheboro Facility. (a) Fifty percent (50%) of the Net Proceeds realized from the sale of the Borrower's manufacturing facility located in Asheboro, North Carolina (the "Asheboro Plant") shall be applied to the payment of the then outstanding principal amount of all Revolving Credit Loans and the balance of such Net Proceeds shall be applied against the principal installments due on the Term Loan, first, against the final installment due on the Term Loan in the original principal amount of $4,500,000 and then against the remaining installments on a pro rata basis.

         (b) From and after the effective date of the sale of the Asheboro Plant, for purposes of determining the Borrowing Base, the advance rate against discontinued inventory from the Borrower's Kingstree Knits and Graham, North Carolina elastics facilities which has been sold but not shipped or delivered by the Borrower shall be (a) 50% if payment of the Account is supported by confirmed letters of credit duly issued and transferred to the Agent and (b) 25% if payment of such Account is not so supported.

         4. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5. Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

         6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                    BORROWER:

                                    TEXFI INDUSTRIES, INC.



                                    By:  /s/ William L. Remley
                                         Name: William L. Remley
                                         Title: CEO, Vice Chairman of the Board






                                      - 6 -


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                                    AGENT:

                                    NATIONSBANK, N.A.



                                    By: /s/ Joseph R. Netzel
                                        Name: Joseph R. Netzel
                                        Title: Vice President



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                                    LENDERS:

                                    NATIONSBANK, N.A.



                                    By: /s/ Joseph R. Netzel
                                        Name: Joseph R. Netzel
                                        Title: Vice President





                                    THE FIRST NATIONAL BANK OF BOSTON



                                    By: /s/ Stephen Y. McGehee
                                        Name: Stephen Y. McGehee
                                        Title: Director





                                    CORESTATES BANK, N.A.



                                    By: /s/ John P. Brady
                                         Name: John P. Brady
                                         Title: Vice President





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                                    NATIONAL BANK OF CANADA



                                    By: /s/ Charles Collie
                                         Name: Charles Collie
                                         Title: Vice President and Manager




                                    By: /s/ D. Shaw
                                         Name: D. Shaw
                                         Title: Vice President




                                    THE CIT GROUP



                                    By: /s/ Peter B. Cooney
                                         Name: Peter B. Cooney
                                         Title: Vice President




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                                   Schedule 1
                                       To
                      Fourth Amendment to Credit Agreement
                           Dated As of March 15, 1996
                                  by and among
                             Texfi Industries, Inc.,
                        the Lenders Referred To Therein,
                                       and
                           NationsBank, N.A., as Agent




                                   Commitments





                           COMMITMENT
                               AND
                           COMMITMENT
        LENDER             PERCENTAGE                ADDRESS

NationsBank, N.A.         $15,596,907     8th Floor
                            25.224004%    NationsBank Corporate Center
                                          NC1-007-08-11
                                          100 North Tryon Street
                                          Charlotte, North Carolina  28255
                                          Attention:        Joseph R. Netzel
                                          Telephone:        704/386-1185
                                          Telecopy:         704/386-1270


The First National Bank     $14,632,927   115 Perimeter Center Place, N.E.
of Boston                     23.665016%  Suite 500
                                          Atlanta, Georgia  30346
                                          Attention:        Pamela D. Petrick
                                                            Assistant Vice
                                                                    President
                                          Telephone:        770/390-6540
                                          Telecopy:         770/393-4166

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CoreStates Bank, N.A.       $14,632,927   1339 Chestnut Street
                              23.665016%  FC: 18412
                                          Philadelphia, Pennsylvania
                                                                19107-3579
                                          Attention:        John Brady
                                                            Vice President
                                          Telephone:        610/834-2384
                                          Telecopy:         610/834-2069



National Bank of Canada     $ 7,704,972   Suite 2020
                              12.460821%  Two First Union Center
                                          Charlotte, North Carolina  28282
                                          Attention:        Charles Collie
                                                            Vice President
                                          Telephone:        704/372-0783
                                          Telecopy:         704/335-0570

The CIT Group               $ 9,265,850   Two First Union Center
                              14.985142%  Post Office Box 31307
                                          Charlotte, North Carolina
                                                        28231-1307
                                          Attention:        Louis Tabb
                                                           Senior Vice President
                                          Telephone:        704/339-2908
                                          Telecopy:         704/339-2250

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                                   Schedule 2
                                       To
                      Fourth Amendment to Credit Agreement
                           Dated As of March 15, 1996
                                  by and among
                             Texfi Industries, Inc.,
                        the Lenders Referred To Therein,
                                       and
                           NationsBank, N.A., as Agent



                                    Documents


Modification of Deed of Trust and Security Agreement with respect to the Asheboro, North Carolina facility.

Modification of Deed of Trust and Security Agreement with respect to the Fayetteville, North Carolina facility.

Modification of Deed of Trust and Security Agreement with respect to the Graham, North Carolina facility.

Modification of Deed of Trust and Security Agreement with respect to the Haw River, North Carolina facility.

Modification of Deed of Trust and Security Agreement with respect to the Rocky Mount, North Carolina facility.

Modification of Mortgage and Security Agreement with respect to the Andrews, South Carolina facility.

Modification of Mortgage and Security Agreement with respect to the Georgetown, South Carolina facility.

Modification of Mortgage and Security Agreement with respect to the Olanta, South Carolina facility.

                                   Schedule 3
                                       To
                      Fourth Amendment to Credit Agreement
                           Dated As of March 15, 1996
                                  by and among
                             Texfi Industries, Inc.,
                        the Lenders Referred To Therein,
                                       and
                           NationsBank, N.A., as Agent



                              Revolving Credit Note

$__________                                                    ___________, 1997



         FOR VALUE RECEIVED, the undersigned, TEXFI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ___________________________________________________ (the "Lender"), at the place and times provided in the Credit Agreement referenced below the principal sum of _________________________ ($__________) or, if less, the principal amount of all
Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of March 15, 1996 (as heretofore amended and as amended by the fourth Amendment of even date with this Revolving Credit Note, the "Credit Agreement") among the Borrower, the Lenders who are or may become a party thereto (collectively, the "Lenders") and NationsBank, N.A., as Agent for the Lenders. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal of and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

         This Revolving Credit Note amends, modifies and restates the Revolving Credit Note of the Borrower to the Lender dated March 15, 1996, is a Revolving Credit Note referred to in, is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

         The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.


         IN WITNESS WHEREOF, the undersigned Borrower has executed this Revolving Credit Note under seal as of the day and year first above written.

                                   TEXFI INDUSTRIES, INC.

[CORPORATE SEAL]

                                   By:      ____________________________________
                                            Name:    ___________________________
                                            Title:   ___________________________


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